                                                                     Exhibit 4.3


================================================================================


                REGISTRATION RIGHTS AND LIMITED PARTNERS' AGREEMENT

                           dated as of December 30, 1997

                                    by and among

                   THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP,

                           THE RESORT AT SUMMERLIN, INC.,

         LIMITED PARTNERS OF THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP,

                                  RAS WARRANT CO.

                                        and

                          NATWEST CAPITAL MARKETS LIMITED

                              as the Initial Purchaser


================================================================================

      THIS REGISTRATION RIGHTS AND LIMITED PARTNERS' AGREEMENT (this "Agreement") is dated as of December 30, 1997, by and among The Resort at Summerlin, Limited Partnership, a Nevada limited partnership ("RAS" or the "Partnership"), the Resort at Summerlin, Inc., a Nevada corporation ("RAS, Inc."), the Existing Limited Partners (as defined herein), RAS Warrant Co., a Nevada corporation ("Warrant Co."), and NatWest Capital Markets Limited ("Initial Purchaser").

      This Agreement is entered into in connection with the Purchase Agreement, dated December 22, 1997, among RAS, RAS, Inc., Warrant Co. and the Initial Purchaser (the "Purchase Agreement"), relating to, among other things, the sale by RAS to the Initial Purchaser, at the election of the Initial Purchaser, of either warrants (the "Partnership Warrants") to purchase limited partnership interests of RAS ("LP Partnership Interests") or warrants (the "Corporate Warrants") to purchase shares of common stock of Warrant Co. to be issued upon exercise of the Corporate Warrants. The only assets of Warrant Co. will be warrants in RAS with the same terms as the Partnership Warrants (the "Warrant Co. LP Warrants" and, together with the Partnership Warrants, the "Warrants"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, RAS has agreed to provide to the Holders (as defined herein), among other things, the registration rights and put rights for LP Partnership Interests set forth in this Agreement and the Existing Limited Partners have agreed to provide the Holders, among other things, the tag-along rights for the Warrants and LP Partnership Interests as set forth herein. In order to induce the Existing Limited Partners to enter into this Agreement, the Initial Purchaser has agreed on behalf of the Holders to provide to the Existing Limited Partners, among other things, the drag-along rights for the Warrants and LP Partnership Interests as set forth herein. In order to induce RAS to enter into this Agreement, the Initial Purchaser, on behalf of the Holders of Partnership Warrants, and Warrant Co., as the Holder of the Warrant Co. LP Warrants, each has agreed to provide RAS with the call rights for the Warrants and the LP Partnership Interests as set forth herein. The execution and delivery of this Agreement is a condition to the obligation of the Initial Purchaser to purchase either the Partnership Warrants or the Corporate Warrants under the Purchase Agreement.

The parties hereby agree as follows:

      In consideration of the foregoing, the parties hereto agree as follows:

      Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

            "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referenced Person or such other Person, as the case may be. For the purposes of this definition, "control" (including, with correlative meanings, the term "controlling," "controlled by," and "under common control with"), when used with respect to any specified Person, means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Neither the Holders nor any of their Affiliates shall be deemed to be an Affiliate of the Partnership or of any of its Affiliates in their capacities as such.

            "Business Day" shall mean a day that is not a Legal Holiday.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Existing Limited Partners" shall mean (i) Seven Circle Gaming Corporation, a Delaware corporation, Ragan A. Henry, Gustav Mauler and Denise Mauler, jointly as husband and wife, Christiana Limited Partnership, a Nevada limited partnership, (ii) the successors, assigns or heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Person described in the preceding clause (i), as the case may be, and (iii) a trust the beneficiaries of which include only natural persons described in (i) and their respective spouses and lineal descendants.

            "Fair Market Value" shall mean the value of any securities as determined (without any discount for lack of liquidity, the amount of securities proposed to be sold or the fact that the securities held by any Holder of such security may represent a minority interest in a private company) by a nationally recognized investment banking firm selected in good faith by the Partnership for the determination of such value.

            "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Las Vegas, any gaming regulatory body in North Dakota and Colorado, and any other gaming regulatory body or any agency which has, or may at any time after the Issue Date have, jurisdiction over the gaming activities of the Partnership or any of its Affiliates or subsidiaries or any successor to such authority.

            "Gaming Laws" means the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, all ordinances, rules and regulations adopted by the City of Las Vegas, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other legal requirements of any Gaming Authority.

            "Holder" shall mean the Initial Purchaser and Warrant Co., for so long as such entity owns any Warrants, Registrable Securities or LP Warrant Partnership Interests, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Warrants, Registrable Securities or LP Warrant Partnership Interests.

            "Indenture" shall mean the Indenture dated as of December 30, 1997 among the Partnership, RAS, Inc. and United States Trust Company of New York, as Trustee, as supplemented or amended from time to time in accordance with the terms thereof.

            "Legal Holiday" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday.

            "LP Warrant Partnership Interests" shall mean the LP Partnership Interests and any other securities issued or issuable upon exercise of the Warrants.

            "Limited Partner" means, collectively, each Holder of LP Warrant Partnership Interests, each Existing Limited Partner and each Permitted Transferee.

            "Partnership Agreement" means the Agreement of Limited Partnership of RAS, dated August 15, 1996, by and among RAS, Inc. and the Existing Limited Partners, as amended by the First

Amendment thereto dated as of December 30, 1997, and as the same may be further amended from time to time.

            "Permitted Transferee" shall mean any (i) Limited Partner, (ii) the Partnership, and (iii) any Affiliate of any Limited Partner or the Partnership to the extent such Person agrees to be bound by this Agreement.

            "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference, if any, in such Prospectus.

            "Registrable Securities" shall mean the LP Warrant Partnership Interests and any other securities issued or issuable upon exercise of the Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such Registration Statement, (ii) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or resolution hereafter adopted by the SEC) under the Securities Act, (iii) such securities shall have been otherwise Transferred by their Holder and new certificates for such securities not bearing a legend restricting further Transfer shall have been delivered by the Partnership or its Transfer Agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

            "Registration Expenses" shall mean all expenses incident to the Partnership's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Partnership and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities) and other reasonable out-of-pocket expenses of Holders.

            "Registration Statement" shall mean any registration statement of the Partnership which covers any of the LP Warrant Partnership Interests pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Restricted Security" shall mean any LP Warrant Partnership Interest which is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act.

            "Rule 144" shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A under the Securities Act) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

            "SEC" shall mean the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

            "Transfer" shall have the meaning set forth in Section 3.

            "Transfer Agent" means any transfer agent or registrar appointed by the Partnership for the Warrants or LP Partnership Interests.

1. Registration Rights.

      2.1   Piggy-Back Registration.

            (a) If at any time the Partnership proposes to file a registration statement under the Securities Act with respect to an offering by the Partnership for its own account or for the account of any holder of LP Partnership Interests (other than (i) a registration statement on Form S-8 (or any substitute form that may be adopted by the SEC) or (ii) a Registration Statement filed in connection with an offer or offering of securities solely to the Partnership's existing securityholders, then the Partnership shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 20 Business Days before the anticipated filing date), and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each of the Holders may request (which request shall specify the Registrable Securities intended to be disposed of by such selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Partnership shall use its reasonable best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Partnership or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.1 by giving written notice to the Partnership of its request to withdraw. The Partnership may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that the Partnership shall give prompt notice thereof to participating selling Holders. The Partnership will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.1, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.1.

            (b) No failure to effect a registration under this Section 2.1 and to complete the sale of Registrable Securities in connection therewith shall relieve the Partnership of any other obligation under this Agreement.

      2.2   Reduction of Offering.

            (a) If the managing underwriter or underwriters of any underwritten offering described in Section 2.1 have informed, in writing, the selling Holders of the Registrable Securities requesting inclusion in such offering that it is their opinion that the total amount of partnership interests (or other equity securities) which the Partnership, the selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the amount of partnership interests to be offered for the account of the selling Holders and all such other Persons (other than the Partnership) participating in such registration shall be reduced or limited pro rata in proportion to the respective amounts of partnership interests requested to be registered to the extent necessary to reduce the total amount of partnership interests requested to be included in such offering to the amount of partnership interests, if any, recommended by such managing underwriters; provided, however, that if such offering is effected for the account of any securityholder of the Partnership other than the selling Holders, pursuant to the demand registration rights of any such securityholder, then the amount of partnership interests to be offered for the account of the Partnership (if any) and the selling Holders (but not such securityholders who have exercised their demand registration rights) shall be reduced or limited pro rata in proportion to the respective amounts of partnership interests requested to be registered to the extent necessary to reduce the total amount of partnership interests requested to be included in such offering to the amount of partnership interests, if any, recommended by such managing underwriters.

            (b) If the managing underwriter or underwriters of any underwritten offering described in Section 2.1 notify the selling Holders requesting inclusion of Registrable Securities in such offering, that the kind of securities that the selling Holders, the Partnership and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (x) the Registrable Securities to be included in such offering shall be reduced as described in Subsection 2.2(a) or (y) if a reduction in the Registrable Securities pursuant to Subsection 2.2(a) would, in the judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

            (c) If, as a result of the proration provisions of this Section 2.2, any selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such selling Holder has requested to be included, such selling Holder may elect to withdraw his request to include Registrable Securities in such registration; provided, however, that such a withdrawal shall be irrevocable and, after making such withdrawal, a selling Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

      2.3 Registration Procedures. In connection with the obligations of the Partnership with respect to any Registration Statement pursuant to Section 2.1, the Partnership shall:

            (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Partnership and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Partnership shall use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2.1;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

            (c) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

            (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or Blue Sky laws of such jurisdictions as any Holder shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Partnership shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Subsection 2.3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

            (e) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Partnership contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Partnership receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading;

            (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

            (g) furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (with documents incorporated therein by reference or exhibits thereto);

            (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

            (i) upon the occurrence of any event contemplated by Subsection 2.3(e)(v) hereof, use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated therein by reference in the event that, and for so long as, an event occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Partnership's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. The Partnership agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Partnership has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Partnership determines in good faith that such disclosure is not necessary, the Partnership agrees promptly to notify each Holder of such determination, to amend or supplement the Prospectus if necessary to correct any untrue statement or omission therein and to furnish each Holder such numbers of copies of the Prospectus as so amended or supplemented as each Holder may reasonably request;

            (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders and make available for discussion of such document the representatives of the Partnership as shall be reasonably requested by the Holders of Registrable Securities;

            (k) obtain a CUSIP number for the LP Warrant Partnership Interests;

            (l) (i) make reasonably available for inspection by a representative of, and counsel for, any underwriter participating in any disposition pursuant to a Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Partnership and (ii) cause the Partnership's officers and employees to supply all relevant information reasonably requested by such representative, counsel or any such underwriter in connection with any such Registration Statement; and

            (m) if requested by the Holders in connection with any Registration Statement, shall use its reasonable best efforts to cause (w) counsel for the Partnership to deliver an opinion relating to the Registration Statement and the partnership interests of the Partnership, in customary form, (x) its general partner to execute and deliver all customary documents and certificates requested by a representative of the Holders or any underwriter, as applicable and (y) its independent public accountants to provide a comfort letter in customary form.

      The Partnership may, as a condition to such Holder's participation in any Registration Statement, require each Holder of Registrable Securities to (i) furnish to the Partnership such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Partnership may from time to time reasonably request in writing and (ii) agree in writing to be bound by this Agreement.

      2.4   Indemnification and Contribution.

      (a) The Partnership agrees to indemnify and hold harmless each Holder of Registrable Securities offered pursuant to a Registration Statement, the Affiliates, directors, officers, agents, representatives and employees of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant") from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Registrable Securities is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership will not be required to indemnify a Participant if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of such Participant expressly for use therein or (ii) if such Participant sold to the person asserting the claim the Registrable Securities which are the subject of such claim and such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable laws, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Partnership with Section
2.3 of this Agreement.

      (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Partnership, its officers and each Person who controls the Partnership (including RAS, Inc.) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to each Participant, but only (i) with reference to information furnished to the Partnership in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Partnership.

      (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, shall have the right to retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure results in the loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for the Partnership, its general partner and their directors, their officers and such control Persons of the Partnership shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

      (d) If the indemnification provided for in Subsections 2.4(a) and 2.4(b) hereof is for any reason unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Subsections, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Warrants or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

      (e) The parties agree that it would not be just and equitable if contribution pursuant to this Subsection 2.4 were determined by pro rata allocation (even if the Participants were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding Subsection shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection 2.4, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      (f) The indemnity and contribution agreements contained in this Subsection
2.4 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

2. Restrictions on Transfer.

      3.1 Existing Limited Partners. No Existing Limited Partner shall, directly or indirectly, sell, assign, give, transfer, exchange, convert, devise, bequeath, pledge or otherwise dispose of, in any transaction or series of transactions (each, a "Transfer"), any LP Partnership Interest or the beneficial ownership thereof or any interest therein except (i) in compliance with Sections 4 or 5, as the case may be, (ii) to a Permitted Transferee (including, without limitation, to Warrant Co. if such Transfer is solely for the purpose of exchanging such Transferred LP Warrant Partnership Interest for corresponding Common Stock in Warrant Co.), (iii) in a bona fide public distribution pursuant to an effective registration statement under the Securities Act (each Transfer permitted by clauses (ii) and (iii) being an

"Exempt Transfer"), or (iv) in compliance with the Gaming Laws. In any event, each permitted Transfer by an Existing Limited Partner shall be subject to
Section 7.

      3.2 Holders of LP Warrant Partnership Interests. No Holder of any LP Warrant Partnership Interest shall Transfer such LP Warrant Partnership Interest or the beneficial ownership thereof or any interest therein except in compliance with the Gaming Laws and Section 7.

3. Tag-Along Rights.

      4.1 Transfer by Existing Limited Partners.

            (a) In the event of any proposed Transfer of any LP Partnership Interest by any of the Existing Limited Partners or their respective Permitted Transferees in a single transaction or a series of related transactions involving LP Partnership Interests of the Partnership aggregating at least 15% of the LP Partnership Interests of the Partnership then collectively owned by the Existing Limited Partners to a Person (such other Person being hereinafter referred to as the "Proposed Purchaser"), other than pursuant to an Exempt Transfer, the Holders of Warrants and LP Warrant Partnership Interests (the "Non-Selling Partners") each shall have the irrevocable and exclusive right, but not the obligation (the "Tag-Along Right"), to require the purchase from each of them up to such number of Warrants and/or LP Warrant Partnership Interests determined in accordance with Section 4.3.

            (b) Any Warrants or LP Warrant Partnership Interests purchased from the Holders pursuant to this Section 4.1 shall be paid for at the same price per LP Partnership Interest and upon the same terms and conditions of such proposed Transfer by such Existing Limited Partners; provided that the price per Warrant payable by the Proposed Purchaser shall equal the price proposed to be paid per LP Partnership Interest for which such Warrant is exercisable, less the exercise price of such Warrant.

            (c) The Partnership shall give written notice at least 15 days prior to the date of the proposed Transfer to the Non-Selling Partners stating (i) the name and address of the Proposed Purchaser, (ii) the proposed amount of consideration and terms and conditions of payment offered by such Proposed Purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration), (iii) the amount of LP Partnership Interests proposed to be Transferred and (iv) that either the Proposed Purchaser has been informed of the Tag-Along Right and has agreed to purchase Warrants and/or LP Warrant Partnership Interests in accordance with the terms hereof or that the Existing Limited Partners will make such purchase. The Tag-Along Right may be exercised by any or all of the Non-Selling Partners by giving written notice to the Partnership and the Person proposing to make such Transfer ("Tag-Along Notice"), within 5 Business Days of receipt of the notice specified in the preceding sentence, indicating its election to exercise the Tag-Along Right (the "Participating Holders"). The Tag-Along Notice shall state the amount of Warrants and/or LP Warrant Partnership Interests that such Participating Holder proposes to include in such Transfer to the Proposed Purchaser. Failure by any Non-Selling Partner to give such notice within the 5 Business Days notice period shall be deemed an election by such Non-Selling Partner not to sell its Warrants and/or LP Warrant Partnership Interests in connection with that proposed Transfer. The closing with respect to any sale to a Proposed Purchaser pursuant to this Section 4.1 shall be held at the time and place specified in the Tag-Along Notice but in any event within 30 days of the date the Tag-Along Notice is given; provided that if through the exercise of reasonable efforts the Existing Limited Partners or Permitted Transferees so proposing to transfer LP Partnership Interests are unable to cause such transaction to close within 30 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of Warrants and/or LP Warrant Partnership Interests by any Existing Limited Partner or Permitted Transferee to a Proposed Purchaser shall be conditioned upon consummation of the sale by each Participating Holder to such Proposed Purchaser of the securities subject to the Tag-Along Right, if any.

      4.2 Purchase Obligation of Existing Limited Partners. In the event that the Proposed Purchaser does not purchase such Warrants and/or LP Warrant Partnership Interests from the Participating Holders on the same terms and conditions as purchased from the Existing Limited Partners or such Permitted Transferees, then the Existing Limited Partners or such Permitted Transferees making such Transfer shall purchase such securities if the Transfer occurs on such terms and conditions.

      4.3 Determination of Transferred Interests. The number of Warrants and/or LP Partnership Interests purchased from each Participating Holder and the Existing Limited Partners and/or such Permitted Transferees shall be determined by multiplying the aggregate amount of LP Partnership Interests proposed to be sold by the Existing Limited Partners and/or such Permitted Transferees to the Proposed Purchaser by a fraction, the numerator of which is the total number of LP Warrant Partnership Interests (including the number of LP Warrant Partnership Interests issuable upon exercise of the Warrants) owned by such Participating Holder or such Existing Limited Partner or Permitted Transferee and the denominator of which is the total number of LP Partnership Interests (including the number of LP Warrant Partnership Interests issuable upon exercise of the Warrants) outstanding. In the event that any Participating Holder shall elect to sell less than the maximum number of Warrants and/or LP Warrant Partnership Interests he is entitled to sell pursuant to the provisions of this Section 4 then each other Participating Holder shall have the right to sell additional Warrants and LP Warrant Partnership Interests, pro rata according to the respective number of Warrants and LP Warrant Partnership Interests offered for sale by the Participating Holders.

      4.4 Costs of Transfer. The Existing Limited Partners and/or Permitted Transferees who are parties to a sale to a Proposed Purchaser shall arrange for payment directly by the Proposed Purchaser to each Participating Holder, upon delivery of the certificate or certificates representing the Warrants and/or LP Warrant Partnership Interests duly endorsed for transfer, together with such other documents as the Proposed Purchaser may reasonably request. The reasonable costs and expenses incurred by the Existing Limited Partners and/or Permitted Transferees and Participating Holders in connection with a sale of Warrants and/or LP Warrant Partnership Interests subject to this Section 4 shall be allocated pro rata based upon the proceeds from the securities sold by each Limited Partner to a Proposed Purchaser; provided that the costs and expenses shall not include the fees and expenses of more than one law firm, which firm shall be selected by the Existing Limited Partners, unless representation of the Existing Limited Partners and/or Permitted Transferees and the Participating Holders by the same counsel, due to actual or potential differing interests between them, shall create a conflict of interest, in which case the costs and expenses shall include the reasonable fees and expenses of one additional law firm designated by Participating Holders proposing to sell a majority of the Warrants and/or LP Warrant Partnership Interests proposed to be sold by all Participating Holders.

      4.5 Expiration of Tag-Along Right. If at the end of 30 days following the date on which a Tag-Along Notice was given, or as otherwise extended pursuant to the provisions of Subsection 4.1, the sale of Warrants and/or LP Warrant Partnership Interests by the Existing Limited Partners and/or Permitted Transferees and the sale of the Warrants and/or LP Warrant Partnership Interests by the Participating Holders have not been completed in accordance with the terms of the Proposed Purchaser's offer, all certificates representing such Warrants and LP Warrant Partnership Interests shall be returned to the Participating Holders, and all the restrictions on sale, transfer or assignment contained in this Agreement with respect to LP Partnership Interests owned by the Existing Limited Partners and Permitted Transferees shall again be in effect.

      4.6 Termination. Tag-Along Rights shall terminate upon the effectiveness of any registration statement filed with the SEC with respect to LP Partnership Interests in an initial public offering or subsequent public offering if, after giving effect to such offering, at least 50% of the LP Partnership Interests on a fully-diluted basis would be held by non-Affiliates of the Partnership and without restriction on transfer under the Securities Act.

4. Drag-Along Rights.

      5.1 Transfer by Existing Limited Partners.

      (a) In the event of any proposed Transfer of any LP Partnership Interests by any of the Existing Limited Partners or their respective Permitted Transferees in any single transaction or a series of related transactions involving LP Partnership Interests, aggregating at least 51% of the total LP Partnership Interests then outstanding, to a Person (such other Person being hereinafter referred to as the "Proposed Majority-Interest Purchaser"), other than pursuant to an Exempt Transfer, such selling Existing Limited Partners shall have the exclusive and irrevocable right, but not the obligation (the "Drag-Along Right"), to require each Holder to Transfer to the Proposed Majority-Interest Purchaser such number of LP Warrant Partnership Interests (and/or Warrants exercisable for an amount of LP Warrant Partnership Interests) determined in accordance with Subsection 5.3.

      (b) Any Warrants or LP Warrant Partnership Interests purchased from the Holders pursuant to this Section 5.1 shall be paid for at the same price per LP Partnership Interest, and upon the same terms and conditions of such proposed Transfer by such Existing Limited Partners; provided that the price per Warrant payable by the Proposed Majority Interest Purchaser shall equal the price proposed to be paid per LP Partnership Interest for which such Warrant is exercisable, less the exercise price of such Warrant.

      (c) The Partnership shall notify, or cause to be notified, each Holder in writing of each such proposed Transfer at least 15 days prior to the date thereof. Such notice shall set forth (i) the name of the Proposed Majority-Interest Purchaser and the number of LP Partnership Interests proposed to be Transferred, (ii) the name and address of the Proposed Majority-Interest Purchaser, (iii) the proposed amount of consideration and terms and conditions of payment offered by such Proposed Majority-Interest Purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and (iv) that either the Proposed Majority-Interest Purchaser has been informed of the Drag-Along Right and has agreed to purchase Warrants and/or LP Warrant Partnership Interests in accordance with the terms hereof or that the Existing Limited Partners will make such purchase. The closing with respect to any Transfer to a Proposed Majority-Interest Purchaser pursuant to this Section 5 shall be held at the time and place specified in the Drag-Along Notice but in any event within 60 days of the date the Drag-Along Notice is given; provided that if through the exercise of reasonable efforts the Existing Limited Partners or Permitted Transferees so proposing to transfer LP Partnership Interests are unable to cause such transaction to close within 60 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of Warrants and/or LP Warrant Partnership Interests by any Existing Limited Partner or Permitted Transferee to a Proposed Majority-Interest Purchaser shall be conditioned upon consummation of the sale by each Holder to such Proposed Majority-Interest Purchaser of the securities subject to the Drag-Along Right.

      5.2 Purchase Obligation of Existing Limited Partners. In the event that the Proposed Majority-Interest Purchaser does not purchase Warrants and/or LP Warrant Partnership Interests from the Holders on the same terms and conditions as purchased from the Existing Limited Partners, then the Existing Limited Partners making such Transfer shall purchase such Warrants and/or LP Warrant Partnership Interests if the Transfer occurs on such terms and conditions.

      5.3 Determination of Transferred Interests. The number of Warrants and/or LP Partnership Interests of each Holder which shall be subject to the Drag-Along Right shall be equal to the total number of LP Warrant Partnership Interests (including the number of LP Warrant Partnership Interests issuable upon the exercise of Warrants) owned by such Holder multiplied by a fraction, the numerator of which is the number of LP Partnership Interests to be sold by the Existing Limited Partners to the Proposed Majority-Interest Purchaser and the denominator of which is the total number of LP Partnership Interests then owned by the Existing Limited Partners.

      5.4 Costs and Expiration of Drag-Along Right. The provisions of Subsection
4.4 and 4.5 shall, with respect to each exercise of the Drag-Along Right by the Existing Limited Partners, apply with the same effect as if references therein to Tag-Along Right were references to the Drag-Along Right.

      5.5 Termination. Drag-Along rights shall terminate upon the effectiveness of any registration statement filed with the SEC with respect to LP Partnership Interests in an initial public offering or subsequent public offering if, after giving effect to such offering, at least 50% of the LP Partnership Interests on a fully-diluted basis would be held by Non-Affiliates of the Partnership and without restriction on transfer under the Securities Act.

5. Put and Call Provisions.

      6.1 Holders' Right to Put Warrants. Each Holder of Warrants shall have the right, but not the obligation (the "Resale Right"), exercisable during the Resale Period (hereinafter defined), to sell to the Partnership (and the Partnership, upon exercise of such Resale Right by such Holder, hereby agrees to purchase), at the Takeout Price (hereinafter defined) per Warrant, all Warrants then owned by such Holder and on the terms and conditions set forth in this
Section 6.1.

            (a) The "Resale Period" shall be a 30-day period commencing on either (i) April 15, 2003 in the event that a Qualified IPO (hereinafter defined) has not been successfully completed by the Partnership on or prior to December 31, 2002 and the $100,000,000 principal amount First Mortgage Notes of the Partnership and RAS, Inc. due March 31, 2004 (the "First Mortgage Notes") have been prepaid in full on or prior to December 31, 2002, or (ii) April 15, 2006 in the event that clause (i) shall not have become effective and a Qualified IPO has not been successfully completed by the Partnership on or before December 31, 2005.

            (b) "Qualified IPO" shall mean the completion of an underwritten initial public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of LP Partnership Interests for the account of the Partnership, in which newly issued LP Partnership Interests are sold and the aggregate gross proceeds to the Partnership, before underwriting discounts and commissions and before expenses is not less than $50,000,000.00.

            (c) The "Takeout Price" per Warrant shall be equal to the greater of:

                  (i) the product of (A) eight multiplied by the Consolidated
            Cash Flow (as defined in the Indenture) for the fiscal year ended December 31, 2005 (or, if the Resale period is calculated under Section 6.1(a)(i), December 31, 2003), minus all Indebtedness (as defined in the Indenture) outstanding on such date and (B) a fraction, the numerator of which is an amount equal to the number of LP Partnership Interests to which the Holder of such Warrants would be entitled assuming such Holder had exercised its Warrants and the denominator of which is an amount equal to the total number of LP Partnership Interests then outstanding on a fully diluted basis (calculated as if all Warrants had been exercised);

                  (ii) the product of (A) eight multiplied by the average
            Consolidated Cash Flow for each of the fiscal years ended December 31, 2003, 2004 and 2005 (or, if the Resale Period is calculated under Section 6.1(a)(i), December 31, 2001, 2002 and 2003), minus all Indebtedness outstanding on such dates and (B) a fraction, the numerator of which is an amount equal to the number of LP Partnership Interests to which the Holder of such Warrants would be entitled assuming such Holder had exercised its Warrants and the denominator of which is an amount equal to the number of LP Partnership Interests then outstanding on a fully diluted basis (calculated as if all Warrants had been exercised); and

                  (iii) the product of (A) the present value on such Put Closing
            Date (as hereinafter defined) of (x) the amount that would have been earned on RAS's and RAS, Inc.'s 13% Senior Subordinated PIK Notes (the "Notes") issued under the Indenture from the Issue Date (as defined in the Indenture) to the Put Closing Date had such Notes borne interest at 20% on a bond equivalent basis during such period minus (y) the actual cash interest paid on such Notes during such period (including the cash interest paid on June 15, 2003 or June 15, 2006, as applicable), and (B) a fraction, the numerator of which is an amount equal to the number of LP Partnership Interests to which the Holder of such Warrants would be entitled assuming such Holder had exercised its Warrants and the denominator of which is an amount equal to the total number of LP Partnership Interests issuable upon exercise of all Warrants then outstanding (calculated as if all Warrants then outstanding had been exercised).

            (d) If the Partnership successfully completes a Qualified IPO during the applicable Resale Period prior to any Holder giving notice of the exercise of such Holder's Resale Right to the Partnership pursuant to Subsection 6.1(e), then such Holder's Resale Right (but not including Resale Rights for which notice of exercise shall have been given period thereto) shall thereupon terminate and become void.

            (e) Each Holder of Warrants desiring to exercise Resale Rights shall do so by giving the Partnership, on or before the last day of the Resale Period, written notice (which notice shall be irrevocable) of such Holder's intention to exercise Resale Rights (the "Put Notice") and shall specify in such notice the number of Warrants to be sold and may specify in such notice a proposed date of sale. The closing of any sale of Warrants pursuant to exercise of Resale Rights shall take place at the offices of the Partnership on June 15, 2003 if the Resale Period is calculated under
Section 6.1(a)(i) or June 15, 2006 if the Resale Period is calculated under
Section 6.1(a)(ii) (the "Put Closing Date"). On or prior to the Put Closing Date, the Partnership shall deliver a certified or bank cashier's check to the Holder of Warrants being repurchased, in an amount equal to the aggregate Takeout Price for the Warrants being repurchased from such Holder pursuant to exercise of Resale Rights, or shall transfer such amount by wire transfer of immediately available funds to any account specified in writing by such Holder to the Partnership.

      6.2 Partnership's Right to Call Warrants. In the event that the Resale Period occurs pursuant to Subsection 6.1(a) and less than all of the Warrants have been sold by the Holders pursuant thereto, the Partnership shall have the one time right, but not the obligation (the "Repurchase Right"), exercisable during the Repurchase Period (hereinafter defined), to purchase all Warrants then outstanding from all Holders thereof (and each such Holder, upon exercise of such Repurchase Right by such the Partnership, hereby agrees to purchase), at the Takeout Price per Warrant, as determined pursuant to Section 6.1 except such determination shall be made as of the date of closing such purchase and sale transaction, and on the terms and conditions set forth in this Section 6.2.

            (a) The "Repurchase Period" shall be a 30-day period commencing on either (i) October 15, 2003 if the Resale Period commenced April 15, 2003 or
(ii) October 15, 2006 if the Resale Period commenced April 15, 2006.

            (b) The Partnership shall exercise its Repurchase Right by giving the Holders of outstanding Warrants, on or before the last day of the Repurchase Period, written notice (which notice shall be irrevocable) of its intention to exercise the Repurchase Right (the "Call Notice") and shall specify in such notice a proposed date of sale. The closing of any purchase and sale of Warrants pursuant to exercise of the Repurchase Right shall take place at the offices of the Partnership on a mutually agreed Business Day (the "Call Closing Date") which shall be not later than 30 days after the date on which the Call Notice is given to such Holders (whether or not such Call Closing Date is on or after the last day of the Repurchase Period). On or prior to the Call Closing Date, the Partnership shall deliver a certified or bank cashier's check to each Holder of Warrants being repurchased, in an amount equal to the aggregate Takeout Price for the Warrants being repurchased from such Holder pursuant to exercise of the Repurchase Right, or shall transfer such amount by wire transfer of immediately available funds to any account specified in writing by such Holder to the Partnership.

      6.3 Subordination of Put and Call Obligations. The obligations of the Partnership described in Subsections 6.1 and 6.2 shall be subordinate to the Partnership's obligations under the First Mortgage Notes and related agreements, the Senior PIK Notes and the Indenture and any additional bank financing so long as each of the foregoing remains outstanding.

7. Registration of Transfers and Exchanges. When any certificate evidencing any LP Warrant Partnership Interests (a "Partnership Certificate") is presented to the General Partner or the Transfer Agent with a request:

            (A) to register the transfer of any LP Warrant Partnership Interests; or

            (B) to exchange such Partnership Certificate for Partnership Certificates of other authorized denominations evidencing in the aggregate an equal number of LP Warrant Partnership Interests, the General Partner or the Transfer Agent shall register the transfer or make the exchange as requested if the requirements of this Section 7 for such transactions are met; provided, however, that the Partnership Certificates presented or surrendered for registration of transfer or exchange:

            (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the General Partner or the Transfer Agent, duly executed by the holder thereof or his attorney duly authorized in writing; and

            (II) in the case of Partnership Interests the offer and sale of which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), such Partnership Certificates shall be accompanied, in the sole discretion of the General Partner, by the following additional information and documents, as applicable:

                  (1) if such Partnership Certificates are being delivered to the General Partner or the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

                  (2) if such LP Warrant Partnership Interests are being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer")) in accordance with Rule 144A under the Securities Act, a certificate to that effect (in substantially the form of Exhibit B hereto); or

                  (3) if such LP Warrant Partnership Interests are being transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor")) delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit C hereto; or

                  (4) if such LP Warrant Partnership Interests are being transferred in reliance on Regulation S under the Securities Act ("Regulation S"), delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit C hereto and an opinion of counsel reasonably satisfactory to the General Partner to the effect that such transfer is in compliance with the Securities Act; or

                  (5) if such LP Warrant Partnership Interests are being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the General Partner to the effect that such transfer is in compliance with the Securities Act; or

                  (6) if such LP Warrant Partnership Interests are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the

                  General Partner to the effect that such transfer is in compliance with the Securities Act.

      7.1 Legends. The legends set forth in this Section 7.2 shall be affixed to certificates representing Registrable Securities in addition to any legends required by the Partnership Agreement and any other applicable agreement.

            (i) For so long as transfer of a Registrable Security is not permitted without registration under the Securities Act, each certificate evidencing a Registrable Security shall bear a legend substantially to the following effect:

            THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
            (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
            (A) TO THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (THE "ISSUER") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
            (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE

            SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
            (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  (ii) For so long as this Agreement shall remain in effect with respect to any Registrable Security, each certificate evidencing a Registrable Security shall bear a legend substantially to the following effect:

            THIS SECURITY WAS ISSUED SUBJECT TO THAT CERTAIN REGISTRATION RIGHTS AND LIMITED PARTNERS' AGREEMENT DATED AS OF DECEMBER 30, 1997 AMONG THE PARTNERSHIP, CERTAIN LIMITED PARTNERS AND THE INITIAL PURCHASER REFERRED TO THEREIN, AND IS SUBJECT TO THE RESTRICTIONS SET FORTH THEREIN.

                  (iii) Upon any sale or transfer of any Restricted Security pursuant to Rule 144 or an effective registration statement under the Securities Act, the Transfer Agent shall permit the holder thereof to exchange such Restricted Security for a LP Warrant Partnership Interest that does not bear the legends set forth above under clauses (i) and (ii) above, and rescind any related restriction on the transfer of such LP Warrant Partnership Interest.

                  (iv) On and after the date of issuance of a License to the
            Partnership and until the Partnership has been registered as a Registered Company and granted the Exemptions by the Nevada Commission, each Warrant Certificate evidencing such Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE LIMITED PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN INDIVIDUAL OWNER OF ANY SUCH INTEREST IS

            UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE LIMITED PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE LIMITED PARTNERSHIP. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE LIMITED PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER: (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE LIMITED PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.

                  (v) On and after the date of issuance of a License to the
            Partnership and until the Partnership has been registered as a Registered Company and granted the Exemptions by the Nevada Commission, each certificate representing LP Partnership Interests (and all LP Partnership Interests issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

            THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE LIMITED PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN INDIVIDUAL OWNER OF ANY SUCH INTEREST IS UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE LIMITED PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE LIMITED PARTNERSHIP. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE LIMITED PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER: (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR (C) TO RECEIVE ANY

            REMUNERATION IN ANY FORM FROM THE LIMITED PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.

            ANY LIMITED PARTNER GRANTED DELAYED LICENSING THAT IS LATER FOUND UNSUITABLE BY THE NEVADA GAMING COMMISSION SHALL RETURN ALL EVIDENCE OF ANY OWNERSHIP IN THE LIMITED PARTNERSHIP TO THE LIMITED PARTNERSHIP, AT WHICH TIME THE LIMITED PARTNERSHIP SHALL REFUND TO THE UNSUITABLE LIMITED PARTNER NO MORE THAN THE AMOUNT THAT HE PAID FOR HIS OWNERSHIP INTEREST, AND THE UNSUITABLE LIMITED PARTNER SHALL NO LONGER HAVE ANY DIRECT OR INDIRECT INTEREST IN THE LIMITED PARTNERSHIP.

      7.2   Special Provisions Relating to Gaming Regulations and Warrant Co.

            (a) Notwithstanding any other provision of this Agreement, on and after such time as the Partnership shall have obtained a nonrestricted gaming license (the "License") issued by the Nevada Gaming Commission (the "Nevada Commission"), no Holder may sell, assign, transfer, pledge or make any other disposition of a LP Partnership Interest without the prior approval of the Nevada Commission unless the Partnership is then registered by the Nevada Commission as a "publicly traded corporation" (a "Registered Company"), as that term is defined in the Nevada Gaming Control Act and the regulations promulgated thereunder, and holds certain exemptions from the Nevada Commission in connection with such registration (the "Exemptions"). The Partnership shall promptly notify each Holder in writing in each instance upon becoming the holder of the License, a Registered Company and the holder of the Exemptions.

            (b) Subject to compliance with the requirements of all applicable Gaming Laws, upon any Holder's surrender of a LP Partnership Interest for transfer of such LP Partnership Interest to Warrant Co., such transfer shall be registered in accordance with this Section 7 and the Holder's LP Partnership Interest shall be cancelled and a Warrant Co. LP Warrant shall be issued to Warrant Co. in respect thereof; provided that such Holder and Warrant Co. certify to the Partnership and its Transfer Agent that such transfer is solely for the purpose of exchanging a Corporate Warrant corresponding thereto as contemplated by this Agreement.

            (c) Subject to compliance with the requirements of all applicable Gaming Laws, the Company may issue additional LP Partnership Interests from time to time to any holder of Common Stock of Warrant Co. upon such stockholder's delivery to the Partnership of the certificate or certificates evidencing such LP Partnership Interest, duly endorsed or accompanied by a written instrument or instruments of transfer to such stockholder, in form satisfactory to the Partnership duly executed by Warrant Co.; provided that such stockholder and Warrant Co. shall certify to the Partnership and its Transfer Agent that such transfer is solely for the purpose of exchanging the Common Stock of Warrant Co. for the corresponding LP Partnership Interest then held by Warrant Co. Upon satisfaction of the foregoing conditions, the Partnership shall cause such transfer and issuance to be made and duly registered on the books of the Partnership.

8. Miscellaneous.

      8.1 No Inconsistent Agreements. The Partnership has not entered and will not enter, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Partnership has not entered and it will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to a Registration Statement.

      8.2 Adjustments Affecting Registrable Securities. The Partnership shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

      8.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

      Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile: if to a Holder of the Registrable Securities, at the most current address of such Holder set forth on the records of the registrar under the Indenture; if to the Initial Purchaser, to NatWest Capital Markets Limited, 135 Bishopsgate, London, EC2M 3XT, United Kingdom, Attention: Roger Hoit; with a copy to White & Case, 1155 Avenue of the Americas, New York, NY 10036, Facsimile No: (212) 354-8113, Attention: Timothy
B. Goodell; and if to the Partnership, to The Resort at Summerlin, Limited Partnership, 1160 Town Center Drive, Suite 200, Las Vegas, Nevada 89134,
Attention: John Tipton. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

      8.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registerable Securities.

      8.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      8.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

      8.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      8.10 Registrable Securities Held by the Partnership, RAS, Inc. or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registerable Securities is required hereunder, Registerable Securities held by the Partnership, RAS, Inc. or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      8.11 Third Party Beneficiaries. Holders of Registerable Notes and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
                  AND IS FOLLOWED BY A SINGLE SIGNATURE PAGE.]

      IN WITNESS WHEREOF, the parties have executed this Registration Rights and Limited Partners' Agreement as of the date first written above.

                                 THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

                                 By:  THE RESORT AT SUMMERLIN, INC., General
                                 Partner

                                    By: /s/ Brian McMullan
                                       --------------------------------------
                                       Name:  Brian McMullan
                                       Title: President

                                 SEVEN CIRCLE GAMING CORPORATION

                                 By: /s/ Brian McMullan
                                     --------------------------------------
                                     Name:  Brian McMullan
                                     Title: President

                                 CHRISTIANA LIMITED PARTNERSHIP,
                                 a Nevada limited partnership

                                 By:  KEEPSAKE, INC., a Nevada corporation,
                                      General Partner

                                      By: /s/ Paul Steelman
                                          ----------------------------------
                                          Name:  Paul Steelman
                                          Title: President


                                  /s/ Ragan A. Henry
                                 -----------------------------------
                                 RAGAN A. HENRY


                                  /s/ Gustav Mauler
                                 -----------------------------------
                                 GUSTAV MAULER

                                 RAS WARRANT CO.


                                 By: /s/ Brian McMullan
                                     --------------------------------------
                                     Name:  Brian McMullan
                                     Title: President


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written:


NATWEST CAPITAL MARKETS LIMITED

By: /s/  Nan Coulbeck
    ----------------------------------
    Name:  N S Coulbeck
    Title: Director

                                                                       EXHIBIT A


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF RESTRICTED SECURITIES

Re:   _____________________________________


            This Certificate relates to limited partner interests (the "LP Partnership Interests")(1) held in definitive form by ________ (the "Transferor"). The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of LP Partnership Interests. In connection with such request, the Transferor does hereby certify that Transferor is familiar with the Registration Rights and Limited Partners' Agreement ("Agreement") relating to the LP Partnership Interests and the restrictions on transfers thereof as provided in Sections [ ] and [ ] of such Agreement, and that the transfer of LP Partnership Interests requested hereby does not require registration under the Securities Act (as defined below) because:(2)

[  ]        Such LP Partnership Interests are being acquired for the
            Transferor's own account without transfer pursuant to an Exempt
            Transfer permitted by the Agreement.

[  ]        Such LP Partnership Interests are being transferred pursuant to an effective registration statement under the Securities Act.

[  ]        Such LP Partnership Interests are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act. If required by the Agreement, an opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.


                                          ______________________________________
                                          [INSERT NAME OF TRANSFEROR]


                                          By: __________________________________

Date:  _______________________



________

(1)     To be appropriately modified for any other partnership interests.

(2)     Check applicable box.

                                                                       EXHIBIT B


                     CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF WARRANTS


      Re: Limited Partnership Interests (the "Securities") of The Resort at Summerlin, Limited Partnership
            (the "Partnership")


            This Certificate relates to ____________ Securities held in the form of physical Partnership Certificates by _________________ (the "Transferor").

The Transferor:*

      / / has requested that the General Partner of the Partnership or the Transfer Agent for the Partnership by written order to exchange or register the transfer of Securities evidenced by physical Partnership Certificates.

            In connection with such request and in request of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Agreement of Limited Partnership and Registration Rights and Limited Partners' Agreement dated as of December 30, 1997, each relating to the above captioned Securities, and the restrictions on transfers thereof as provided therein; and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

      / / Such Security is being acquired for the Transferor's own account, without transfer.

      / / Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

      / / Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

      / / Such Security is being transferred in reliance on Regulation S under the Act.

      / / Such Security is being transferred in reliance on Rule 144 under the Act.

      / / Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."



                                          -------------------------------------
                                          (INSERT NAME OF TRANSFEROR)



                                          By:
                                             ----------------------------------
                                                (Authorized Signature)



Date:

-----------------------------
*Check applicable box.

                                                                       EXHIBIT C

                             Form of Certificate to Be
                            Delivered in Connection with
                  Transfers to Institutional Accredited Investors


                                                                          [Date]

The Resort at Summerlin, Inc.
1160 Town Center Drive
Suite 200
Las Vegas, Nevada  89134

Attention:  John Tipton

      Re: The Resort at Summerlin, Limited Partnership (the "Partnership") Limited Partnership Interests (the "Securities")

Ladies and Gentlemen:

      In connection with our proposed purchase of Securities of the Partnership, we confirm that:

      1. We have received such information as we deem necessary in order to make our investment decision.

      2. We understand that the limited partnership interests of the Partnership represented by this Certificate are subject to restrictions on the transfer and the mandatory transfer of interests and other matters, as contained in the Partnership's Agreement of Limited Partnership, as amended, and in a Registration Rights and Limited Partners' Agreement dated as of December 30, 1997, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Partnership or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the General Partner and the transfer agent for the Partnership a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

      4. We understand that, on any proposed resale of Securities, we will be required to furnish the General Partner and/or the transfer agent for the Partnership, such certification, legal opinions and other information as may be reasonably required to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You and the Partnership and its transfer agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                                    Very truly yours,


                                    (Name of Transferor)


                                    By: __________________________
                                          (Authorized Signatory)

                                                                       EXHIBIT D

                            Form of Certificate to Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                                          [Date]

The Resort at Summerlin, Inc.
1160 Town Center Drive
Suite 200
Las Vegas, Nevada  89134

Attention:  John Tipton

      Re: The Resort at Summerlin, Limited Partnership (the "Partnership") Limited Partnership Interests (the "Securities")

Dear Sirs:

      In connection with our proposed purchase of ___________ of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

      (1) the offer of the Securities was not made to a person in the United States;

      (2) neither (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

      (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

      (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

      You and the Partnership and its transfer agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.


                                    Very truly yours,


                                    (Name of Transferor)


                                    By: __________________________
                                          (Authorized Signatory)


                                       4